SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 7, 1996
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            The Netplex Group, Inc. formerly known as CompLink, Ltd.
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             (Exact name of registrant as specified in its charter)


    New York                     1-11784           11-2824578
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(State or other jurisdiction   (Commission       (IRS Employer
     of incorporation)         File Number)   Identification No.)


                 175 Community Drive, Great Neck, New York 11021
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                    (Address of principal executive offices)


Registrant's telephone number, including area code: (516) 829-1883


                                       N/A
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         (Former name or former address, if changed since last report.)


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         Item 2.       ACQUISITION OR DISPOSITION OF ASSETS.

                  On June 7, 1996, CompLink, Ltd. (the "Registrant"), through two wholly-owned subsidiaries, merged with The Netplex Group, Inc. ("Netplex") and America's Work Exchange, Inc. ("AWE"). In connection with the Mergers, the Shareholders of Netplex and AWE received an aggregate of approximately 3,250,000 shares of Common Stock of the Registrant (or approximately 50% of the outstanding shares of the Registrant upon consummation of the Mergers). In addition, the name of the Registrant has changed to The Netplex Group, Inc. and the name of Netplex has changed to The Netplex System Integration Group, Inc. As of June 10, 1996, the Registrant's Common Stock will be traded on the OTC Electronic Bulletin Board and The Boston Stock Exchange under the symbols NPLX and NLX respectively.


         Item 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                       INFORMATION AND EXHIBITS.

(a)      EXHIBIT NO.                              EXHIBITS

            2 Agreement and Plan of Reorganization and Merger, dated as of November 20, 1995, by and among the Registrant, Netplex and AWE.

           99(a)*               Financial Statements of AWE and Netplex.

           99(b)*               Pro forma financial information.

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*        To be filed as soon as practicable but not later than
         August 7, 1996.

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

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           THE NETPLEX GROUP, INC. F/K/A
                                           COMPLINK, LTD.



Dated: June 7, 1996                        By:/s/ Gene Zaino
                                              ---------------------------------
                                              Name:  Gene Zaino
                                              Title: Chairman of the Board
                                                     and President


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